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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-74925, Form S-8 No. 333-105179) pertaining to the Rubbermaid Retirement Plan for Collectively Bargained Associates of our report dated June 10, 2003, with respect to the financial statements of the Rubbermaid Retirement Plan for Collectively Bargained Associates included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

June 27, 2003                                          /s/ Ernst & Young LLP
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                                                       Ernst & Young LLP